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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported): MAY 1, 2000


                         FRONTIER INSURANCE GROUP, INC.
               (Exact name of registrant as specified in charter)


DELAWARE                                 1-10584                         14-1681606
(State or other jurisdiction             (Commission                     (IRS Employer
  of incorporation)                      File Number)                    Identification No.)


195 LAKE LOUISE MARIE ROAD, ROCK HILL, NEW YORK                         12775-8000
  (Address of principal executive Offices)                              (Zip Code)


       Registrant's telephone number, including area code: (914) 796-2100


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


                                Page 1 of 4 Pages
                         Exhibit Index Located on Page 3






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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

(a) Former Accountants

         On May 1, 2000, Ernst & Young LLP ("E&Y"), the independent accountants of Frontier Insurance Group, Inc. (the "Company"), notified the Company of E&Y's decision to decline to stand for reelection as the Company's auditors for 2000.

         E&Y had audited the Company's consolidated financial statements for the years ended December 31, 1998 and 1999. E&Y's reports on those consolidated financial statements did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph for the year ended December 31, 1999 relating to the Company's ability to continue as a going concern.

         Except as set forth below, during the past two years, and in the subsequent interim period, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the disagreement in their report:


           Based on a review of the loss and loss adjustment expense ("LAE") reserves for the quarter ended September 30, 1999, E&Y concluded that the Company's recorded reserves were not sufficient. In conformity with E&Y's analysis, the Company increased its loss and LAE reserves by approximately $136 million at September 30, 1999.

           The Company and E&Y disagreed as to the appropriate 1999 reserves relating to claims under certain performance and payment surety bonds. After E&Y notified the Company that the recorded reserves were insufficient, in conformity with E&Y's analysis, the Company increased its reserve for these surety bonds by approximately $27 million.

         During the past two years and in the subsequent interim period, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that E&Y advised management and the Audit Committee of the Company's Board of Directors (the "Audit Committee") that E&Y had identified a material weakness in the Company's internal control environment as follows:

           During its review of the loss and LAE reserves for the quarter ended September 30, 1999, E&Y noted that the Company's actuarial analysis did not include appropriate documentation and/or analysis supporting certain calculations and/or assumptions, including certain loss ratios and case reserve redundancies, sufficient to support the Company's conclusion as to the appropriate level of reserves needed.

         The Audit Committee discussed these disagreements and the material weakness with E&Y. The Company has authorized E&Y to respond fully to inquiries of the successor independent accountants concerning such disagreements and material weakness.

         The Company has requested E&Y to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether E&Y agrees with the above statements. A copy of that letter, dated May 8, 2000 is filed as an exhibit to this Form 8-K.

                                      (2)





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(b) New Independent Accountants

         The Company's Board of Directors is in the process of selecting successor independent accountants.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16.1 Letter from Ernst & Young LLP to the Securities and Exchange Commission dated May 8, 2000

         SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  FRONTIER INSURANCE GROUP, INC.
                                  (Registrant)



                                  By:   /s/ Harry W. Rhulen
                                        ----------------------------------------
                                         Harry W. Rhulen
                                         President and Chief Executive Officer

         Dated: May 8, 2000


                                      (3)